Exhibit 3 i

          CANADA                                                       NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                         278773

                                 [LOGO OMITTED]

                          Province of British Columbia
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT


                          CERTIFICATE OF INCORPORATION
                          ----------------------------


                             I HEREBY CERTIFY THAT

                           GOLDEN ROCK RESOURCES LTD.


              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT







                                    GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                          AT VICTORIA, BRITISH COLUMBIA

                                          THIS 31ST OF DAY OF MAY, 1984


                                          /s/L. G. HUCK
                                          L. G. HUCK

                                          DEPUTY REGISTRAR OF COMPANIES